Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Value Portfolio, which is included in Post-Effective Amendment No. 49 to the Registration Statement No. 811-5511 on Form N-1A of Variable Insurance Products Fund.

____________________________	/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
April 24, 2001